Exhibit 99.1

Ryan Specialty, LLC Upsizes and Prices $600 Million of Senior Secured Notes

CHICAGO—(BUSINESS WIRE)—Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty”), a leading international specialty insurance firm, today announced that Ryan Specialty, LLC (the “Company”), an indirect subsidiary of Ryan Specialty, priced an offering of $600 million in aggregate principal amount of its 5.875% Senior Secured Notes due 2032 (the “Notes”) in a private offering, which represents an increase of $100 million from the previously announced aggregate offering size. The Notes were priced at 100% of par. The sale of the Notes is expected to be completed on September 19, 2024, subject to customary closing conditions.

The Notes will be jointly and severally, unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future wholly owned subsidiaries that guarantee its obligations under its credit agreement. The Notes will not be guaranteed by Ryan Specialty. Subject to certain exceptions, the Notes will be secured on a first-lien basis by substantially all of the assets that secure the Company’s existing notes and its senior secured term loan and senior secured revolving credit facility (the “Revolving Credit Facility”). The Company will use the net proceeds from this offering to repay a portion of the borrowings under the Revolving Credit Facility that were used, together with cash on hand, to fund the acquisition of US Assure Insurance Services of Florida, Inc., and to pay fees and expenses related to this offering.

The Notes are being offered to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws. Accordingly, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers.

Forward Looking Statements

All statements in this release that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements made reflecting Ryan Specialty’s current intentions, expectations or beliefs regarding the proposed notes offering, including the use of proceeds of the notes offering, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that Ryan Specialty expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in Ryan Specialty’s filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect Ryan Specialty’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. Ryan Specialty does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations

Nicholas Mezick

Director, Investor Relations

Ryan Specialty

ir@ryanspecialty.com

(312) 784-6152

Media Relations

Alice Phillips Topping

Chief Marketing & Communications Officer

Ryan Specialty

Alice.Topping@ryanspecialty.com

(312) 635-5976

Source: Ryan Specialty Holdings, Inc.